EMPLOYMENT AGREEMENT

THIS AGREEMENT, made this 30 day of July, 1997 to be effective as of the 1st day of March, 1997, by and between C-COR ELECTRONICS, INC., a Pennsylvania Business Corporation with its principal place of business at 60 Decibel Road, State College, Pennsylvania ("Corporation"),

                                      -AND-

GERHARD B. NEDERLOF, of Windwardside, Saba, Netherlands Antilles ("Employee")

                                   BACKGROUND

A. Corporation desires to employ Employee as its Senior Vice President - Marketing, Business Development and Services and Employee desires to be so employed by Corporation.

B. The parties mutually desire to set forth in this Employment Agreement (the "Agreement") the terms and conditions under which Employee will be employed by Corporation.

NOW, THEREFORE, in consideration of the mutual promises contained herein, and intending to be legally bound thereby, the parties hereto agree as follows:

                                   SECTION I.

                            Description of Employment

1.01. Employment and Term. Corporation agrees to employ Employee and Employee agrees to be so employed for a term commencing on March 1, 1997 and ending on November 3, 1999 (the "Term"). Provided, however, that Employee's employment hereunder shall be contingent upon Employee's securing an extension of his L1A Visa to November 3, 1999. Corporation may terminate this Agreement in the event that Employee fails to secure an extension to his current L1A Visa, effective as of the date of the expiration of Employee's current L1A Visa.

1.02. Capacity. During the Term, Employee shall serve as Corporation's Senior Vice President - Marketing, Business Development and Services, or in such other offices or capacities as shall be determined by Corporation's Board of Directors.

1.03. Time and Efforts. During the Term, Employee shall diligently and conscientiously devote his best efforts and his full time and attention to the discharge of his duties as Senior Vice President - Marketing, Business Development and Services and of such other duties as may be determined by the Board of Directors of Corporation. Employee acknowledges that during the period of this employment pursuant to this Agreement as the Senior Vice President - Marketing, Business Development and Services of Corporation, he will not have any other employment or business affiliations without the prior approval of the Board of Directors of Corporation.

                                   SECTION II.

                                  Compensation

2.01. Salary. During the period of Employee's employment hereunder as Senior Vice President Marketing, Business Development and Services Corporation shall pay to Employee a salary at an annual rate of One Hundred Fifteen Thousand ($115,000) Dollars through the period ending on June 27, 1997 and at the annual rate of One Hundred Twenty-Eight Thousand ($128,000.00) Dollars commencing on June 28, 1997, payable bi-weekly, for services rendered. Employee may be eligible for future increases in salary, based on Corporation's evaluation of Employee's performance. Further, Employee acknowledges receipt of a one (1) time initial relocation expense payment of Thirty-Six Thousand Nine Hundred ($36,900.00) Dollars.

2.02. Business Expenses. Employee shall be reimbursed by Corporation for all reasonable expenses incurred in carrying out his employment duties or in otherwise promoting the business of Corporation by presenting to the designated officer of Corporation an itemized expense account report with receipts attached.

2.03. Incentive Compensation. During the Term, Corporation shall include Employee as a participant at the Officer level under Corporation's "Variable Compensation Plans" or any successor Plans. Employee will be entitled to such awards as are declared from time to time by the Board of Directors under the terms of the "Variable Compensation Plans" or any successor Plans.

2.04. Stock Options. Employee shall be eligible for stock option awards in accordance with stock option plans adopted by the Corporation from time to time. All such stock option awards shall be nonqualified stock options and shall be granted under and be subject to all of the terms and conditions of the C-COR Electronics, Inc. 1988 Stock Option Plan and a Nonqualified Stock Option Granting Agreement or any successor plan and granting agreement.

2-05. Supplemental Retirement Plan. Employee will be entitled to participate in Corporation's Supplemental Retirement Plan with an annual supplemental retirement benefit of Eighteen Thousand and No/100 ($18,000.00) Dollars commencing at Employee's retirement at age sixty-five (65) and continuing for a period of fifteen years in accordance with and subject to the terms of such plan and a Participation Agreement entered into between Corporation and Employee on May 14, 1993 and attached hereto as Exhibit "A.".

2.06. Life Insurance Coverage. Corporation will provide to Employee group term life insurance in a face amount equal to three times the Employee's salary. Changes in life insurance coverage will occur at the same time Employee's salary is changed pursuant to Section 2.01 hereof.

2.07. Financial and Tax Planning Reimbursement. Corporation agrees to reimburse Employee for expenses incurred in his personal financial and tax planning up to an amount not exceeding One Thousand and No/ 100 ($1,000.00) Dollars per year during the term of this Agreement.

2.08. Other Benefit Plans. During the Term, Employee shall also be eligible to voluntarily participate in Corporation's other fringe benefit plans, upon Employee's payment of appropriate premiums, co-pays and deductibles, including both those plans presently existing and those which may in the future be adopted, in accordance with the terms and provisions of such plans.

2.09. Vacation. During the Term, Employee shall be entitled to three (3) weeks vacation per year.

2. 10. Physical Examination. Corporation agrees to reimburse Employee in an amount not to exceed Two Hundred and No/ 100 ($200. 00) Dollars per year for the expense of an annual physical examination by a physician selected by Employee.

2.1 I. Final Relocation Payment. On or before June 26, 1998, Corporation shall pay Employee a one (1) time lump sum payment of One Hundred Twenty Thousand ($120,000.00) Dollars, less appropriate federal, Pennsylvania and local withholding taxes, in consideration of Employee's relocation to State College, Pennsylvania. Should Employee voluntarily resign from his employment by Corporation within one (1) year from the date of the execution of this Agreement and the final relocation payment has already been paid to Employee at the time of Employee's resignation, Employee agrees to pay to Corporation an amount equal to the reduction of the final relocation payment determined in accordance with the following table within thirty (30) days of the Employee's termination of employment:

                                                       Percentage
Number of Months Between Execution                     Reduction of
Date of this Agreement and Employee's                  Final Relocation
Effective Date of Resignation                          Payment
-------------------------------------                  ----------------

0 - 6 months                                           100%

6 - 9 months                                           75%

9 - 12 months                                          25%

In the event such payment has not yet been paid to Employee  prior to Employee's
resignation,   Corporation  shall  not  have  any  obligation  to  pay  Employee any portion of such final relocation payment.

                                  SECTION III.

                              Intellectual Property

3.01. Disclosure. Employee agrees to promptly and fully disclose to Corporation all inventions, improvements, original works of authorship, formulas, processes, computer programs, techniques, know-how and data (hereinafter collectively referred to as "Inventions"), whether or not patentable or copyrightable, made or conceived or first reduced to practice or learned by Employee either alone or jointly with others, whether during Employee's regular hours of employment and directly or indirectly relating to or capable of being used for the benefit of Corporation's business. Employee agrees, without compensation additional to that provided for in Section II of this Agreement, to assign all rights in and to such inventions to Corporation and to execute, at Corporation's request, appropriate documents effectuating such assignments.

3.02. Maintenance of Records. Employee agrees to maintain accurate and current written records of all such Inventions, in the form of notes, sketches, drawings, or reports which shall be and will remain the property of and be available to Corporation at all times.

3.03. Provision of Assistance. Employee agrees, upon Corporation's request, during and after the Term, to assist Corporation, its attorneys, and nominees at its or their expense in preparing and prosecuting applications for letters patent on Inventions created by him and applications to register copyrights on inventions created by him providing, however, that time actually spent by Employee at such work after termination of employment, at Corporation's request, shall be paid for by Corporation at a reasonable rate, and that necessary expenses incurred by Employee in connection with Employee's duties under this paragraph shall be paid by Corporation.

3.04. Previous Inventions. Employee expressly retains an interest in and title to Inventions patented or unpatented which Employee conceived prior to the Term.

3.05. Term of Obligation. Employee's termination of employment by Corporation under this Agreement shall not affect the obligations imposed on Employee by Paragraphs 3.01, 3.02 and 3.03 and such obligations shall be binding on Employee's heirs, executors and administrators.

                                   SECTION IV.

                       Confidentiality and Noncompetition

4.01. Confidentiality. Employee agrees, during and after the Term, without the prior written consent of Corporation, not to disclose to any person other than Corporation, by publication or otherwise, or use for his own benefit, any confidential information of Corporation or any Inventions, whether conceived in whole or in part by Employee or by others. Employee's duty under this section includes but is not limited to the nondisclosure of trade secrets or confidential information, knowledge or data of Corporation which he may obtain during the course of his employment relating to Corporation's business, technical or otherwise, including but not limited to manufacturing methods, processes, techniques, products, engineering development products, computer programs, customer lists. machines, research, compositions, inventions or discoveries. Employee agrees that upon leaving the employ of Corporation, he will not take with him any original or copy of documents, or records relating to the foregoing matters, without the written consent of Corporation. This Section does not apply to any Inventions described in Section 3.04 above.

4.02. Noncompetition. In consideration of Employee's employment, for the duration of his employment by Corporation, and for a period of two (2) years after the termination thereof, employee agrees:

                                   (a) Not to, on behalf of himself or any other
                           entity or corporation, directly or indirectly, as an employee, agent, independent contractor, owner, stockholder, partner, officer, director or otherwise, engage in the business of the manufacture or sale of electronic equipment for use in cable television or broadband data transmission systems in North America, Central America and South America, Europe, the Middle East and the Far East, including the Pacific Rim.

                                   (b) Not to call on or  solicit,  on behalf of
                           himself or on behalf of any other entity or corporation, any of the customers of Corporation for the purpose of selling or distributing to any of said customers any product or service comparable to or competitive with products or services developed, sold and/or distributed by Corporation or products or services which Corporation may have under development during the period of time Employee was employed by Corporation ("Corporation's Products"); nor will Employee in any way, directly or indirectly, for himself or on behalf of any other entity or corporation, solicit, divert or take away any customer of Corporation. For purposes of this Agreement, "customer" shall mean any person, entity or corporation which has purchased Corporation's Products, or has received a price quotation from Corporation for Corporation's Products, at any time within the three (3) year period prior to the date of termination of Employee's employment.

                                  (c) Not to enter or  attempt  to enter into an
                           employment or agency relationship with any person who, at the time of such entry (or attempted entry), or at the time of termination of Employee's service with Corporation, was an officer, director, employee, principal or agent of Corporation if, but only if, such employment or agency relationship is with respect to a business in competition with Corporation.

                                 (d) Not to induce  or  attempt  to  induce  any
                           person described in subparagraph (c) to leave his or her employment, agency, directorship or office with Corporation to enter into a business in competition with Corporation.

It is understood by and between the parties to this Agreement that the aforesaid covenants set forth in this Section 4.02 are essential elements of this Agreement, and that, but for the agreement of Employee to comply with such covenants, Corporation would not have agreed to the terms of employment set forth in this Agreement. Such covenants by Employee shall be construed as agreements independent of any other provisions in this Agreement. The existence of any claim or cause of action by Employee against Corporation, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Corporation of such covenants.

In addition to all other legal remedies available to Corporation for enforcement of the covenants of this Section 4.02, the parties agree that Corporation shall be entitled to an injunction by any court of competent jurisdiction to prevent or restrain any breach or threatened breach hereof.

The parties to this Agreement agree that, if any court of competent jurisdiction determines the specified time period or the specified geographical area of application, or the definition of Corporation's Products in such covenants to be unreasonable, arbitrary or against public policy, then a lesser time period and/or a smaller geographical area and/or a less encompassing definition of Corporation's Products which are determined to be reasonable, nonarbitrary and not against public policy may be enforced against Employee. The parties to this Agreement agree and acknowledge that they are familiar with the present and proposed operations of Corporation and believe that the restrictions set forth in this Section 4.02 are reasonable with respect to its subject matter, duration and geographical application.

The provisions of this Section 4.02 may be waived, in part or fully, in writing by Corporation at its option.

These restrictive covenants shall survive the termination of this Agreement.

                                   SECTION V.

                  Change of Control: Indemnification Agreement

5.01. Change of Control. Employee will continue to be covered under the Change of Control Agreement between Corporation and Employee dated May 14, 1993 and attached hereto as Exhibit "B."

5.02.   Indemnification.   Employee  will  continue  to  be  covered  under  the
Indemnification Agreement between Corporation and Employee dated February 3, 1992 and attached hereto as Exhibit "C."

                                   SECTION VI.

                                  Miscellaneous

6.01. Use of Name. Employee agrees to allow Corporation to have his name or picture used by Corporation for advertising or trade purposes during the term of this Agreement.

6.02. Binding Effect. This Agreement shall inure to the benefit of and be binding upon Employee and upon Corporation, their successors and assigns, including, without limitation, any person, partnership, company or corporation which may acquire substantially all of Corporation's assets or business or into which Corporation may be consolidated, merged or otherwise combined.

6.03. Governing Law.           This Agreement shall be construed and enforced in
accordance with the laws of the Commonwealth of Pennsylvania.

6.04. Legal Construction. In the event any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not effect any other provision thereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

6.05. Amendment. No amendment, modification or alteration of the terms hereof shall be binding unless the same be in writing, dated subsequent to the date hereof and duly executed by the parties hereto.

6.06. Integration. This Agreement, plus the attached Exhibits, constitute the entire understanding and agreement between Corporation and Employee with regard to the subject matter hereof and supersedes all other agreements and understandings between Corporation and Employee, including, without limitation, the Employment Agreement between Corporation and Employee dated February 28, 1997 and a supplementary Memo dated March 17, 1997 from Joseph Zavacky to Edwin Childs and Gerhard B. Nederlof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement with the intent to be legally bound thereby on the day and year first above written.

C-COR ELECTRONICS, INC.


By:  Scott C. Chandler, President and
        Chief Executive Officer



By:  Gerhard B. Nederlof